Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 17, 2008 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the application of Statement of Financial Accounting Standards No. 123(R) as of December 31, 2007), accompanying the consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting included in the Annual Report of Novavax, Inc. and Subsidiary on Form 10-K for the year ended December 31, 2007. We hereby consent to the incorporation by reference of said report in the Registration Statements of Novavax, Inc. and Subsidiary on Forms S-3 (File No. 333-138893, effective December 11, 2006; No. 333-130568 effective December 21, 2005; No. 333-118210 effective August 13, 2004; No. 333-118181 effective August 12, 2004; and No. 333-22685 effective March 4, 1997) and on Forms S-8 (File No. 333-145298, effective August 9, 2007; File No. 33-80277 effective December 11, 1995; No. 33-80279 effective December 11, 1995; No. 333-130990 effective January 12, 2006; No. 333-110401 effective November 12, 2003; No. 333-97931 effective August 9, 2002; No. 333-46000 effective September 18, 2000 and File No. 333-77611, effective May 3, 1999).

/s/ Grant Thornton LLP

Philadelphia, Pennsylvania
March 17, 2008